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                                                                     EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION
                                       OF
                            ADDISON INDUSTRIES, INC.

                  FIRST: The name of this Corporation is Addison Industries,
Inc.

                  SECOND: The corporation's registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The Registered Agent in charge thereof is The Corporation Trust Company.

                  THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The amount of total authorized capital stock of the Corporation is divided into 100,000,000 shares of common Stock with a par value of $.001 per share.

                  FIFTH: In furtherance of and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws.

                  SIXTH: The business and affairs of the Corporation shall be managed by the Board of Directors, and the directors need not be elected by ballot unless otherwise required by the By-Laws.

                  SEVENTH: The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

                  EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of director's duty of loyalty to the Corporation or to its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended, after approval by the stockholders of this Article, to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of directors, of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation, as so amended.


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                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          MERCRISTO DEVELOPMENTS, INC.

         It is hereby certified that:

         I. The present name of the Corporation (hereinafter called the "Corporation) is Mercristo Developments, Inc. and the date of filing of the original Certificate of Incorporation with the Secretary of State of the State of Delaware was the 4th day of January, 1996. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 30, 1997.

         II. The Certificate of Incorporation of the Corporation is hereby amended as follows:

                  a. Article "FIRST" is amended to change name of the Corporation from MERCRISTO DEVELOPMENTS, INC. to ADDISON INDUSTRIES, INC.

         III. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and herein amended, are hereby restated and integrated into a single instrument which is hereinafter set forth and which is entitled "Certificate of Incorporation of Addison Industries, Inc." without any further amendment other than the amendment herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and the provisions of the said single instrument hereinafter set forth.

         IV. The amendment and the restatement of the Certificate of Incorporation hereby certified has been duly adopted by the holders of a majority of shares of the Corporation's common stock at a special meeting of stockholders held on July 24, 1998, in accordance with the provisions of Section 211,
                  Section 222, Section 242, and Section 245 of the General Corporation Law of the State of Delaware.

         V. The capital of the Corporation will not be reduced by reason of any amendment herein certified.

         VI. The effective date of the Restated Certificate of Incorporation and of the amendment herein certified shall be the date of the filing thereof by the Secretary of State of the State of Delaware.

         VII. The Certificate of Incorporation of the Corporation as amended and restated herein, shall upon the effective date of this Restated Certificate of Incorporation, read as follows:



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         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation exisiting at the time of such repeal or modification.

         I the undersigned, being the President of the Corporation, for the purpose of restating the Certificate of Incorporation, do hereby declare and certify that this is my act and deed and the facts herein stated are true, and accordingly, I have hereunder set my hand this 10th day of November, 1998.



                                         /s/ David G. Edwards
                                         ----------------------------
                                         David G. Edwards, President


Attested to:

/s/  Patricia L. Edwards
-------------------------------
Patricia L. Edwards, Secretary